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                                                                  EXHIBIT (a)(3)


                              NOTICE OF WITHDRAWAL
                         OF OPTIONS PREVIOUSLY TENDERED
             PURSUANT TO THE OFFER TO EXCHANGE DATED AUGUST 30, 2002

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                    THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT
                 9:00 P.M., EASTERN TIME, ON SEPTEMBER 30, 2002,
                          UNLESS THE OFFER IS EXTENDED.

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To:      Jo Wechselblatt
         Vastera, Inc.
         45025 Aviation Drive, Suite 300
         Dulles, Virginia 20166
         Telephone:  (703) 661-9006
         Facsimile:  (703) 661-6928

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    DELIVERY OF THIS NOTICE OF WITHDRAWAL TO AN ADDRESS OTHER THAN THE ONE SET
          FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN THE ONE SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

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                  Pursuant to the terms and subject to the conditions of the
Offer to Exchange dated August 30, 2002, as amended (the "OFFER TO EXCHANGE") and this Notice of Withdrawal (the "NOTICE"), I hereby withdraw my previous tender for cancellation of the following options to purchase shares of Vastera, Inc. common stock, par value $0.01 per share (to validly withdraw a previous tender of option shares for cancellation you must complete the following table):


                                                                    TOTAL NUMBER OF
                                              TOTAL NUMBER OF      UNEXERCISED SHARES
                                               OPTION SHARES         SUBJECT TO THE
                                               SUBJECT TO THE       OPTION THAT YOU
     GRANT DATE          EXERCISE PRICE            OPTION          INTEND TO EXCHANGE    STOCK OPTION PLAN
     ----------          --------------            ------          ------------------    -----------------

-----------------        ---------------      ----------------     ------------------    ------------------

-----------------        ---------------      ----------------     ------------------    ------------------

-----------------        ---------------      ----------------     ------------------    ------------------

-----------------        ---------------      ----------------     ------------------    ------------------

-----------------        ---------------      ----------------     ------------------    ------------------

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To Vastera, Inc.:

                  Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this notice, I, the undersigned, hereby withdraw my previous tender to Vastera, Inc., a Delaware corporation ("VASTERA" or the "COMPANY"), of the tendered options, as specified in the table on page 1 of this notice (the "WITHDRAWN OPTIONS"). I understand that by withdrawing my previous tender of option shares, the tender with respect to such option shares will no longer be effective and if I later choose to have the withdrawn options tendered in the Offer, I must re-tender those withdrawn options in accordance with the terms of the Offer to Exchange prior to the expiration date. The term "EXPIRATION DATE" means 9:00 p.m., Eastern time, on September 30, 2002, unless and until the Company, in its discretion, has extended the period of time during which the Offer will remain open, in which event the term "EXPIRATION DATE" refers to the latest time and date at which the Offer, as so extended, expires.

                  I acknowledge that the Company has advised me to consult with my tax, legal and financial own advisors as to the consequences of participating or not participating in the Offer and withdrawing my tendered options. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this withdrawal is irrevocable.

                  The name and social security number of the registered holder of the withdrawn options hereby appear below exactly as they appear on the option agreement or agreements representing such withdrawn options. By completing the table on page 1 of this Notice of Withdrawal, I have listed for each withdrawn option the grant date, the exercise price, and the total number of option shares that I previously tendered and wish to withdraw.

                  I understand that if I do choose to withdraw previously tendered options I must withdraw the tender of the entire grant. In addition, I also understand that I may not withdraw any previously tendered options that were granted after February 26, 2002 unless I withdraw all the tendered options previously tendered.

                  I understand that the Company must receive this notice prior to the expiration date in order to be effective.

                  All capitalized terms used in this notice but not defined herein shall have the meaning ascribed to them in the Offer to Exchange.




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                             HOLDER PLEASE SIGN HERE

                  You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you previously tendered in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this notice proper evidence of the authority of such person to act in such capacity.


Employee Signature:                        ------------------------------------------------------------------

Employee Name:                             ------------------------------------------------------------------

Employee Mailing Address:                  ------------------------------------------------------------------

                                           ------------------------------------------------------------------

                                           ------------------------------------------------------------------

Employee Phone Number:                     ------------------------------------------------------------------

Tax ID/Social Security Number:             ------------------------------------------------------------------
          (if applicable)                  ------------------------------------------------------------------

Date and Time of Signature                 ---------------------   ____:____ __. M., Eastern time